UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549
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FORM 8-K
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CURRENT REPORT
Pursuant to Section 13 or 15(d) of the
Securities Exchange Act of 1934
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Date of report (Date of earliest event reported): March 8, 2017

EMPLOYERS HOLDINGS, INC.
(Exact Name of Registrant as Specified in its Charter)
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NEVADA	001-33245	04-3850065
(State or Other Jurisdiction of	(Commission	(I.R.S. Employer
Incorporation)	File Number)	Identification No.)

10375 Professional Circle
Reno, Nevada		89521
(Address of Principal Executive Offices)		(Zip Code)

Registrant’s telephone number including area code: (888) 682-6671

No change since last report
(Former Name or Address, if Changed Since Last Report)
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Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
☐ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
☐ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
☐ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Section 8 – Other Events

Item 8.01.   Other Events.

On March 8, 2017, Stephen Festa, Executive Vice President, Chief Operating Officer of Employers Holdings, Inc. (the “Company”), entered into a pre-arranged trading plan in accordance with the requirements specified in Rule 10b5-1 of the Securities and Exchange Act of 1934, as amended, to exercise and sell up to 18,329 stock options over time. Shares may be sold under the trading plan on the open market at prevailing market prices and subject to minimum price thresholds specified in the trading plan. Mr. Festa entered into the trading plan to facilitate the exercise of options granted to Mr. Festa under the Company’s Equity and Incentive Plan.
Rule 10b5-1 trading plans permit individuals who are not then in possession of material non-public information to establish pre-arranged plans to buy or sell the Company’s common stock. Trading plans can minimize the market effect of insider purchases or sales by spreading these purchases or sales over a more extended period than the limited trading “windows” designated by the Company’s Insider Trading Policy.
The trading plan referred to above was entered into during the Company’s Open Trading Window and Mr. Festa represented that he was not in possession of any material, non-public information. The trading plan is scheduled to terminate on March 1, 2018 and may be terminated earlier by Mr. Festa, subject to applicable securities laws and the Company’s Insider Trading Policy. Transactions under this trading plan will be publicly reported to the Securities Exchange Commission in accordance with applicable securities laws, rules, and regulations.

SIGNATURE
Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

EMPLOYERS HOLDINGS, INC.
Dated:	March 14, 2017	/s/ Lenard T. Ormsby
Lenard T. Ormsby
Executive Vice President,
Chief Legal Officer and General Counsel